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                                                                 EXHIBIT 99.1



                              ARIBA ACQUIRES TRADEX
   ACQUISITION OF NET MARKETS SOLUTIONS LEADER EXTENDS LEADERSHIP POSITION TO
                   CRITICAL SEGMENTS OF EMERGING B2B ECONOMY

MOUNTAIN VIEW, CALIF. - DECEMBER 16, 1999 - Ariba, Inc. (Nasdaq: ARBA), today announced that it has signed a definitive agreement to acquire privately-held TRADEX Technologies, Inc., the leading provider of solutions for net markets. The acquisition is Ariba's latest move to extend its existing leadership in buy-side eCommerce to encompass the critical areas of the new business-to-business (B2B) economy, including highly strategic net markets that are expected to reshape industries for virtually all direct and indirect goods and services.

         With its industry-leading buy-side solutions, net market solutions and network commerce services, Ariba's strategy is to create the industry's first best-of-breed global B2B eCommerce platform. With this platform and its current aggregated buying power, Ariba will be uniquely positioned to accelerate the adoption of B2B eCommerce, create market efficiencies and enable global economies of scale between thousands of corporate buyers, suppliers, net markets and corporate exchanges.

         Ariba will issue stock worth approximately US $1.86 billion, based on yesterday's closing price, to TRADEX stockholders, which represents approximately 13 percent of the fully diluted equity value of Ariba on a pro forma basis. The parties expect the transaction to close in the second quarter of 2000. The agreement is structured as a stock-for-stock merger and will be accounted for as a purchase transaction.

         TRADEX will provide Ariba with yet another source of network-based revenue. Through TRADEX and Trading Dynamics solutions and Ariba Network commerce services, Ariba will be able to provide transaction-based value along multiple points in the global supply chain, creating revenues for Ariba that will scale with B2B transactions.

ARIBA BECOMES MARKET SHARE LEADER FOR NET MARKET SOLUTIONS

         Through TRADEX, Ariba will gain market share leadership and broader expertise in Net Markets, one of the fastest growing and most strategic segments of B2B eCommerce. With 18 Net Market customers, TRADEX powers more net markets than any other provider. Customers include, Chemdex, EDS, Food Service One, Industry Networks, Nippon Telegraph & Telephone (NTT), Plastics.net and others.

         In addition to adding new customers and solutions, the TRADEX acquisition will add more than 180 professionals to the Ariba team, bringing expertise in sales, services, marketing and product development in the net market sector.

         "Net markets are a core pillar in our strategy to extend Ariba's leadership in buy-side eCommerce to leadership across business-to-business eCommerce, period," said Keith Krach, chairman and CEO at Ariba. "We believe that, just as new dot-coms are emerging around every conceivable good and service


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in the consumer world, there will be net markets to serve every industry in the business world. The TRADEX team and solutions will accelerate Ariba's time to market in this fast-moving strategic high ground, giving Ariba the opportunity to partner with net market makers in a broad array of industries and geographies. Ariba will be clearly positioned to lead the electronic trade revolution and accelerate the mainstream adoption of B2B eCommerce with a platform of interoperable best-of-breed solutions for buyers, suppliers and net markets."

         "Net markets alone are critical leverage points in the new economy. When provided with a means to interoperate with large corporate buyers and other digital marketplaces, the viral network effect should be tremendous," said Daniel Aegerter, TRADEX CEO. "To provide the ultimate value to our current and future net market maker partners, it was clear that we needed to join with a company that offers buy-side leadership, a robust network of interoperability and commerce services, and a proven history of strong execution. The vision, solution, business model and cultural fits between TRADEX and Ariba will create a powerful new industry force to move B2B eCommerce from the building phase to the transactive phase."

         "TRADEX software offers an important component to Chemdex's hosted procurement capabilities, which are part of our comprehensive B2B e-commerce platform. We believe that this is a sound strategic acquisition for Ariba and complementary to Chemdex's focus on multiple vertical markets," said David Perry, president and CEO of Chemdex. "We have a valuable existing partnership with Ariba, and in conjunction with our IBM alliance, this acquisition will accelerate our ability to collaborate with Ariba in existing and future net markets." Chemdex is a leading provider of B2B e-commerce solutions for multiple net markets, including laboratory supplies and equipment, specialty medical products, and high-volume hospital supplies.

ABOUT NET MARKETS

         Net markets are sites on the public Internet that bring together fragmented groups of buyers and suppliers to create larger, more efficient markets with greater buying power. Net markets include vertical marketplaces that focus on specific industries and/or direct goods (e.g. Chemdex) and horizontal marketplaces that invite other buyers in shared corporate exchange. Net markets can use fixed pricing and/or dynamic pricing mechanisms such as auctions, reverse auctions (request for quote, or RFQ) and bid/ask-style exchanges.

         Analyst groups predict strong growth in net markets, with Gartner Group predicting 7,500 to 10,000 new markets established by 2002.

         The agreement to acquire TRADEX closely follows Ariba's agreement to acquire Trading Dynamics, a best-in-breed leader in configurable dynamic trading solutions for Net Markets. Trading Dynamics customers include PlasticsNet, California ISO (energy), NetworkOil.com, Skillsvillage.com, CarrierPoint and eLow.com. Trading Dynamics applications already interoperate with the TRADEX Commerce Center solution and are being implemented today by several mutual customers.

         In September, 1999, Ariba announced its plans for the Ariba Internet Business Exchange-TM- (Ariba IBX-TM-) service, an Internet-hosted solution for building corporate exchanges. Ariba IBX technologies will be integrated into the TRADEX Commerce Center solution to provide a single best of breed solution for net markets.


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ARIBA NET MARKETS BUSINESS UNIT

         In order to focus dedicated resources on the rapidly growing Net Markets segment, Ariba will form a new Net Markets Business Unit. This unit will be headed by John Baumstark, currently Chief Operating Officer of TRADEX and will include more than 100 direct sales and professional services personnel experienced in the needs of net market makers.

THE INDUSTRY'S ONLY BEST-OF-BREED B2B PLATFORM

         Ariba is the first company to deliver best-of-breed solutions that address all three critical leverage points of the B2B network economy: buyer liquidity (aggregated buying power), rapid net market enablement, and an Internet commerce network that delivers interoperability and shared commerce services:

         BUYER LIQUIDITY: The Ariba ORMS-TM- and Ariba ORMX-TM- buyer enablement solutions deliver cost savings to corporate buyers by automating and directing corporate-wide spending to approved suppliers at negotiated prices. These solutions also deliver immediate buyer liquidity and accelerated speed to spend for net markets and individual suppliers by aggregating purchasing power across corporate buyers and directing this buying power to preferred net markets and suppliers.

         NET MARKET SOLUTIONS: TRADEX Commerce Center, together with Ariba IBX technologies, Trading Dynamics dynamic trading solutions and Ariba Network commerce services, provide a complete solution set for building individual net markets for both direct and indirect goods and services. These solutions will offer net market makers choice, flexibility, control and maximum opportunities for added value in the creation of net markets.

         INTEROPERABILITY AND META-NETWORK EFFECT: The Ariba Network delivers a B2B "network of markets". The Ariba Network provides net markets, Corporate Exchanges, individual corporate buyers and suppliers with an open, scalable, single point of connection to one another on the public Internet designed to create a meta-network effect and global economies of scale. The Ariba Network also provides a common platform for Ariba and its commerce partners to deliver a choice of shared B2B services such as dynamic pricing, electronic payments, content management, searching and sourcing.

         Morgan Stanley Dean Witter advised Ariba in connection with this transaction.

ABOUT TRADEX TECHNOLOGIES, INC.

TRADEX Technologies provides the platform that powers the world's leading digital marketplaces. Specifically designed to enable multiple buyers and suppliers to exchange goods, services and information in online trading communities, the TRADEX Commerce Center-TM- platform serves as the foundation for digital marketplaces created by such customers as EDS, NTT, MetalSite, PlasticsNet, HOTS e-commerce, DACOM Corporation, Raytheon and others. Founded in 1996, TRADEX is a privately held, venture-backed company. TRADEX is headquartered in Atlanta, GA, with offices in Boston, Dallas, Philadelphia, San Francisco, Washington, DC, London, Tokyo, Milwaukee and Tampa. For additional information, visit the company's Web site at www.tradex.com.


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ABOUT ARIBA, INC.

Ariba, Inc. is a leading provider of business-to-business eCommerce services and solutions. The company delivers an open, end-to-end, best-of-breed platform of interoperable solutions to manage corporate purchasing on the Internet, build net markets, and provide suppliers with buyer access and integration. Together, Ariba's software and services leverage the Internet-based Ariba Network to integrate the internal and external commerce processes of buyers, suppliers, net markets and commerce service providers. The result is a global eCommerce infrastructure that provides cost saving and revenue opportunities for businesses of all sizes. Ariba can be contacted in the U.S. at +1.650.930.6200 or at www.ariba.com.

Ariba is a registered trademark of Ariba, Inc. Ariba ORMS, Ariba ORMX, Ariba IBX and Ariba Network are trademarks of Ariba, Inc. All other products or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.

Information in this release may involve expectations, beliefs, plans, intentions or strategies regarding the future. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Ariba as of the date of the release, and we assume no obligation to update any such forward-looking statement. The statements in this release are not guarantees of future performance and actual results could differ materially from our current expectations. Numerous factors could cause or contribute to such differences. Some of the factors and risks associated with our business are discussed in the Company's registration statement on Form S-1 declared effective by the Securities and Exchange Commission ("SEC") on June 22, 1999, and in the other reports filed from time to time with the SEC. Completion of the merger is subject to customary closing conditions.


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